                                                                    EXHIBIT 10.7

                                ESCROW AGREEMENT

     ESCROW AGREEMENT ("Escrow Agreement") dated as of April 15, 2002, by and between L J INTERNATIONAL INC., a British Virgin Islands corporation (the "Company"), NAVIGATOR INVESTMENTS HOLDING IX LIMITED, a Nevis corporation (the "Purchaser") and ATLAS PEARLMAN, P.A., a Florida professional association (the "Escrow Agent").

                                   WITNESSETH

     WHEREAS, the Company and the Purchaser are parties to a Common Stock Purchase Agreement of even date herewith (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms shall have the meanings accorded to them in the Purchase Agreement; and

     WHEREAS, the Purchase Agreement contemplates that, from time-to-time during the Commitment Period, the Company will sell to the Purchaser and the Purchaser will purchase from the Company, up to $10,000,000 in shares of the Company's Common Stock (the "Shares"); and

     WHEREAS, the Company and the Purchaser desire to engage the Escrow Agent to facilitate delivery of the Shares and payment of the Purchase Price therefor, as contemplated by the Purchase Agreement, upon the terms and conditions hereinafter set forth; and

     WHEREAS, the process of delivery of the Shares to the Purchaser against delivery of the Purchase Price to the Company is herein referred to as "Settlement"; and

     WHEREAS, the Escrow Agent has agreed to facilitate Settlement, as aforesaid, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. The Company and the Purchaser hereby appoint the Escrow Agent as escrow agent upon the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

     2. Delivery of Escrow Property.

          (a) At least one day prior to each Settlement Date:

               (i) the Company and the Purchaser shall each execute and deliver to the other, and the Escrow Agent, via facsimile transmission, a Settlement Certificate in the Form of Exhibit A, quantifying the amount of the Draw Down and the number of shares of Common Stock to be purchased (the "Settlement Certificate");

               (ii) the Company shall file a supplement to the prospectus forming a part of the Registration Statement with the Securities and Exchange Commission, and deliver a copy of the prospectus and prospectus supplement, along with confirmation of its filing with the Securities and Exchange Commission (the "Prospectus, as Supplemented") to the Purchaser and the Escrow Agent;

               (iii) the Company shall cause the delivery of that number of whole shares of Common Stock of the Company specified in the Settlement Certificate under "Number of Shares to the Purchaser" (the "Subscription Shares"), in certificated form registered in the name of the Purchaser, or, if so determined by the Purchaser, via DWAC to the account designated by the Escrow Agent on Exhibit B (the "Escrow Shares Account"); and

               (iv) the Purchaser shall transmit payment in an amount equal to the payment specified in the Settlement Certificate under "Investment Amount" (the "Subscription Payment"), to the Escrow Agent, via wire transfer to the account designated by the Escrow Agent on Exhibit C (the "Escrow Funds Account").

          (b) The Escrow Funds Account and the Escrow Shares Account are hereinafter collectively referred to as the "Escrow Accounts" and the Subscription Payments and the Subscription Shares are hereinafter collectively referred to as the "Escrow Property."

          (c) The parties acknowledge that the delivery of Shares under this Agreement via DWAC is subject to factors outside of the parties' control, including the Company's or its transfer agent's eligibility to participate in DWAC transactions. Any obligation of the Escrow Agent to receive and/or deliver Shares hereunder via DWAC shall be subject to such eligibility requirements.

     3. Investment of the Escrow Property. The Escrow Accounts shall not bear interest and no investment of the Escrow Property shall be made while held by the Escrow Agent.

     4. Release of Escrow Property. The Escrow Agent shall disburse the Escrow Property, as follows:

          (a) Provided that the Escrow Agent shall have received a signed copy of the Settlement Certificate, a copy of the Prospectus, as Supplemented, the Subscription Shares and the Subscription Payment, all as aforesaid, on each Settlement Date:

               (i) the Escrow Agent shall transmit to the Company the amount equal to the payment specified in the Settlement Certificate under "Net Proceeds to the Company", via wire transfer, to the account designated by the Company on Exhibit D (the "Company Account") and

               (ii) the Escrow Agent shall cause (A) physical delivery of certificates evidencing the Subscription Shares to be made to the Purchaser at the address specified in

     Section 9 hereof, or, if the Escrow Agent holds the Shares in electronic form, (B) delivery thereof via DWAC, to the account designated by the Purchaser on Exhibit E (the "Purchaser Account").

          (b) In the event the Escrow Agent has not received all of the Escrow Property required to be delivered to it prior to an applicable Settlement Date, and such failure continues for three business days thereafter, the Escrow Agent may, upon notice to each of the parties, (i) return any Escrow Property then under its custody to the party from whom such Escrow Property was received, in such manner as the Escrow Agent reasonably deems appropriate or (ii) take action pursuant to Section 5 hereof.

     5. Disbursement Into Court. At any time, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any court it deems appropriate, to determine ownership or disposition of the Escrow Property or it may deposit the Escrow Property with the clerk of any appropriate court or it may retain the Escrow Property pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Property are to be disbursed and delivered. During the pendency of any such action, the Escrow Agent may suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be). The Escrow Agent shall have no liability to the Company, the Purchaser or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Accounts or any delay in or with respect to any other action required or requested of Escrow Agent.

     6. Limitation of Responsibility and Liability and Duties of the Escrow Agent. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

          (a) The Escrow Agent shall not be liable for any error in judgment or mistake of law or fact, or for any action taken or omitted to be taken by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment. The Escrow Agent shall not be liable for any delay in delivering Escrow Property as required hereby, absent its own gross negligence or willful misconduct.

          (b) The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent other than itself), statement, instrument, report or other paper or document (not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.

          (c) The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the Company and the Purchaser and, if the duties or rights of the Escrow Agent are affected by any such modification of or waiver under this Escrow Agreement unless the Escrow Agent shall have given its prior written consent thereto.

          (d) The Escrow Agent acts hereunder as a depositary only, and shall not be responsible for the sufficiency or accuracy, the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

          (e) The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the Company and the Purchaser, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

          (f) The Escrow Agent shall be indemnified and held harmless by the Company and the Purchaser, upon demand by the Escrow Agent, from and against any claims, demands, losses, damages, liabilities, costs and expenses, including counsel fees and disbursements, (collectively, "Damages") suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such Damages. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder, except to the extent of actual prejudice demonstrated by such party. The obligations of the Company and the Purchaser under this Section 6(f) shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

          (g) From time to time on and after the date hereof, the parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          (h) The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the other parties hereto prior written notice of at least seven business days. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other parties hereto, jointly, all of the Escrow Property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the 20 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Property with any court it deems appropriate.

          (i) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel, other than itself.

          (j) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Property, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it (other than itself) is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (k) The parties acknowledge that the Escrow Agent has acted as counsel to the Purchaser and/or its affiliates in various matters, including in connection with the transactions contemplated by the Purchase Agreement, and has prepared this Escrow Agreement, and may continue to act as counsel to the Purchaser and/or its affiliates during and following the term of this Escrow Agreement. All parties to this Escrow Agreement waive any conflicts that exist or may arise by reason of such representation; provided, however, that the Escrow Agent shall ensure that the Escrow Accounts are under the sole control of the Escrow Agent.

     7. Fees of Escrow Agent. The Escrow Agent shall be compensated for its services hereunder at the rate of $1,500 for each Settlement facilitated by the Escrow Agent. The compensation obligations set forth in this Section 7 shall be payable by the Company, prior to disbursement to the Company. The obligations under this Section 7 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

     8. Governing Law; Jurisdiction, Venue. This Escrow Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Florida. Except as otherwise set forth herein, any suit, action or proceeding arising out of or relating to this Escrow Agreement shall be brought in State Circuit

Court or Federal District Court located in Broward County, Florida, and the parties hereby (a) submit to the exclusive jurisdiction of such courts, (b) waive any objection to the laying of venue in such courts, and (c) agree that service of process in any such suit, action or proceeding, in addition to any other method permitted by applicable law, may be effected by certified mail, return receipt requested, to a party at its address set forth in Section 9 hereof.

     9. Notices. All notices and communications shall be deemed to have been duly given: at the time (a) delivered by hand, if personally delivered; (b) when received, if deposited in the mail, postage prepaid, addressed as provided below; (c) when transmission is verified, if telecopied; and (d) on the next business day, if timely delivered to a courier service guaranteeing overnight delivery; provided that the Escrow Agent shall have no obligation hereunder unless notice is actually received by it;

     To the Company:            L J INTERNATIONAL INC.
                                Unit #12, 12/F, Block A
                                Focal Industrial Centre
                                21 Man Lok Street
                                Hung Hom, Kowloon, Hong Kong
                                Tel: 011 852 2764 3622
                                Fax: 011 852 2764 3783
                                Attn: Yu Chuan Yih, Chairman

    With copies to (not
    constituting service) to:   ANDREW N. BERNSTEIN, P.C.
                                5445 DTC Parkway, Suite 520
                                Greenwood Village, Colorado 80111
                                Attn: Andrew N. Bernstein, Esq.
                                Tel: (303) 770-7131
                                Fax: (303) 770-7332

    To the Purchaser:           NAVIGATOR INVESTMENTS HOLDING IX LIMITED
                                P.O. Box 556, Hunkins Plaza
                                Charlestown
                                Nevis, British West Indies
                                Attn: Ernie Dover
                                Tel: (869) 469-1333
                                Fax: (869) 469-0968

    With a copy (not            Navigator Asset Manager AdvisErs, Ltd.
    constituting service) to:   55 Conduit Street, 1st Floor
                                London WIR 9FD
                                United Kingdom
                                Attn: Peter Geddes
                                Tel: 44 20 7494 5900
                                Fax: 44 20 7494 5901

    To the Escrow Agent:        ATLAS PEARLMAN, P.A.,
                                as Escrow Agent
                                350 East Las Olas Blvd.
                                17th Floor
                                Fort Lauderdale, Florida 33301
                                Tel: (954) 763-1200
                                Fax: (954) 766-7800
                                Attn: Steven I. Weinberger, Esq.

Any party may change its address by providing written notice of such change to the other parties hereto. All notices and communications provided by the Company and/or the Purchaser to the Escrow Agent shall be signed by duly authorized persons of each.

     10. Termination of Escrow Agreement. The Escrow Agent's responsibilities hereunder shall terminate upon the earliest to occur of the termination of the Purchase Agreement, the termination or rescission of this Agreement by mutual consent of the Company and the Purchaser, the disbursement of the Escrow Property into court under Section 5 hereof, and the resignation of the Escrow Agent under Section 6(h) hereof.

     11. Entire Escrow Agreement. This Escrow Agreement (and the exhibits attached hereto) contains the entire understanding by and among the parties hereto with respect to the subject matter hereof; there are no promises, agreements, understandings, representations or warranties, other than as herein set forth. No change or modification of this Escrow Agreement shall be valid or effective unless the same is in writing and is signed by all of the parties hereto.

     12. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their respective hands to be set hereto with the intention of being bound effective in all respects as of the date and year first hereinabove written.

                                       L J INTERNATIONAL INC.

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                                       NAVIGATOR INVESTMENTS HOLDING
                                       IX LIMITED

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                                       ATLAS PEARLMAN, P.A.

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                                    EXHIBIT A

                         FORM OF SETTLEMENT CERTIFICATE

                             L J INTERNATIONAL INC.

                             SETTLEMENT CERTIFICATE

     This Settlement Certificate is executed and delivered in furtherance of (i) the Common Stock Purchase Agreement dated April 15, 2002 (the "Purchase Agreement"), by and between L J International Inc. (the "Company") and Navigator Investments Holding IX Limited (the "Purchaser") and (ii) the Escrow Agreement dated April 15, 2002 (the "Escrow Agreement"), by and among the Company, the Purchaser and Atlas Pearlman, P.A. (the "Escrow Agent"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Purchase Agreement and the Escrow Agreement.

    Settlement Date:
                                      ------------------------------------------

    Investment Amount:               $
                                      ------------------------------------------

    Number of Shares to
    the Purchaser:
                                      ------------------------------------------

    Escrow Agent Fee:                $
                                      ------------------------------------------

    Placement Agent Fee:             $
                                      ------------------------------------------

    Adjustments*:                    $
                                      ------------------------------------------

    Net Proceeds to
    the Company:                     $
                                      ------------------------------------------

     Settlement of this transaction shall take place in the manner described in the Purchase Agreement and the Escrow Agreement.

     Purchase of the Shares shall be on a delivery versus payment basis, as more fully described in the Purchase Agreement and the Escrow Agreement.

     By its execution of this Settlement Certificate, the Company hereby certifies that each of its representations and warranties in the Purchase Agreement is true and accurate on the date hereof and that the Company has satisfied each condition precedent to the transaction evidenced by this Settlement Certificate and remains in compliance with each and every obligation and covenant made by it in the Purchase Agreement. Without limitation of the foregoing, the Company hereby certifies that (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the Securities Act"), (ii) the Registration Statement and prospectus included therein is current and no stop order is in effect with respect to its use and (iii) the Company has filed, or prior to the Settlement Date will file, a prospectus supplement with respect to the Purchaser's resale of the Shares.

     The Escrow Agent is hereby directed to comply with the provisions of
Section 4 of the Escrow Agreement without further instruction by or notice to the Company or the Purchaser.

L J INTERNATIONAL INC.                 NAVIGATOR INVESTMENTS HOLDING
                                       IX LIMITED


By:                                    By:
    --------------------------             ---------------------------
Date:                                  Date:

*    Description of Adjustments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT B

                      DESIGNATION OF ESCROW SHARES ACCOUNT

                                    EXHIBIT C

                    DESIGNATION OF SUBSCRIPTION FUNDS ACCOUNT

                                WIRE INSTRUCTIONS

                              Atlas Pearlman, P.A.
                                  Trust Account

                                  ABA 066004367
                             Account No. 12001650242

                          CITY NATIONAL BANK OF FLORIDA
                           450 East Las Olas Boulevard
                            Fort Lauderdale, FL 33313

                            FBO: File No. 7595.00400

                                    EXHIBIT D

                         DESIGNATION OF COMPANY ACCOUNT

                                    EXHIBIT E

                        DESIGNATION OF PURCHASER ACCOUNT